Exhibit 99.2

Acquisition of Harleysville National Corporation July 27, 2009

Safe Harbor Statement This presentation contains forward-looking information for First Niagara Financial, Group, Inc. Such information constitutes forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. First Niagara will file with the Securities and Exchange Commission (SEC) a registration statement, including a prospectus that will also serve as the proxy statement for the vote of the stockholders of Harleysville National Corporation, and other relevant documents concerning the proposed transaction. Stockholders of Harleysville are urged to read the registration statement and the prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the prospectus, as well as other filings containing information about First Niagara at the SEC's Internet site (http://www.sec.gov). Copies of the prospectus and the SEC filings that will be incorporated by reference in the prospectus can be obtained, without charge, by directing a request to Corporate Secretary, First Niagara Financial Group, Inc.

Extraordinary opportunity during challenging times Possible due to FNFG's capital strength and readiness to execute Acquisition of Harleysville National Corporation Pennsylvania New Jersey Montgomery Chester Berks Lehigh Bucks Northampton Monroe Carbon Philadelphia Philadelphia

Acquisition Strategy: Executing on Articulated Goals* Evaluate and prioritize opportunities Comprehensive assessment Assign priorities Geography Demographic Financial Action plan based on targeted opportunities Scaling infrastructure in anticipation of growth *As Delivered at the KBW Bank Conference, March 2009 We knew these opportunities were coming...and prepared accordingly

Solid franchise in transition Caught in "perfect storm" of financial crisis Credit challenges contained but remain thinly capitalized and internally focused Similar core strengths and complementary business lines FNFG provides capital, offensive firepower, and scalable resources Emerge well capitalized with credit challenges addressed and focus back on profitable growth of the franchise and focus back on profitable growth of the franchise and focus back on profitable growth of the franchise and focus back on profitable growth of the franchise and focus back on profitable growth of the franchise and focus back on profitable growth of the franchise and focus back on profitable growth of the franchise and focus back on profitable growth of the franchise and focus back on profitable growth of the franchise and focus back on profitable growth of the franchise and focus back on profitable growth of the franchise

Acquisition Highlights Acquiring $5.6bn in assets, $4.1bn in deposits, $3.6bn in loans, 83 branch locations in the northwestern suburbs of Philadelphia Substantial entry point into a high priority target market Strong cultural fit with common strategic focus and values Highly desirable footprint in Philadelphia's best markets 3rd largest independent financial institution in suburban Philadelphia Branches located among the most affluent and growing areas nationwide Provides a strong base to deliver and leverage First Niagara's product suite Foundation in that geography for future acquisition and expansion Financially Attractive Transaction Significant EPS accretion / minimal tangible book dilution Fairly priced and structured with safeguards to mitigate downside risk IRR well in excess of cost of capital Continued strong pro forma capital levels

Meaningful Acquisitions at Reasonable Prices Growing the balance sheet in an opportunistic but disciplined fashion

Building a Balanced & Diverse Market Presence 1 Certain select market areas have been combined for presentation purposes Significant deposit market share opportunity within First Niagara's strategic rectangle

Highly Compelling Market Characteristics Operates in some of the most affluent and fastest growing areas in the nation Source: SNL Financial; U.S. Census Bureau Past 5 Year Simple Realized Growth Rate Data from 2007 1 1 2 1 2

History of Opportunistically Executing and Leveraging Business Model During 2004/2005 FNFG doubled in size through two consecutive acquisitions 12 Months

Key Acquisition Terms

Pro Forma Financial Impact Immediately accretive in 2010 stub year 14% GAAP accretion in 2011, 19% cash accretion IRR of 20%+ Minimal tangible book dilution * Capital Ratios shown are at the subsidiary bank level, pro forma as of transaction close

Extensive Due Diligence Process Due Diligence - extensive and broad-based work by multiple parties Top down and bottom-up diligence approach Assessed the strategic combination, credit risks, deposit retention risks, integration challenges and human capital capacity Comprehensive loan diligence completed by the FNFG credit team Reviewed 40% of the commercial portfolio Analyzed underwriting standards Analyzed loan level portfolio data Interviewed key personnel Loan portfolio review assisted by 2 external parties

Assessing the Credit Status Diverse loan portfolio with signs of manageable but visible deterioration Loan Portfolio Stratification $mm

Managing Credit Concerns ($ in million) Exchange ratio decrease insulates us from undue risk resulting from credit deterioration prior to Q1 2010 close Delinquencies $238mm ?, exchange ratio 0.47 ? Worst case scenario loan mark ? 9.4%, exchange ratio ? 0.30% Walkaway provision at $350mm in delinquencies or higher

Flexible and Focused on Opportunities in These Tough Times Opportunistic, action-orientated strategic plan Entering markets with significant growth potential Financially attractive transactions with creative structures Acquiring strong talent pools and required resources for success Ample capital to support larger balance sheet and still play offense